UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2008

Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 –  Corporate Governance and Management

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2008, Sypris Solutions, Inc. (the “Company”) announced that its Vice President and Chief Financial Officer, T. Scott Hatton, has expressed his intention to leave the Company effective on July 4, 2008 to become the Chief Financial Officer of Portfolio Operations with a $5.6 billion private equity fund. The Company also announced that Anthony C. Allen, 49, Vice President, Treasurer and Assistant Secretary of the Company, will be appointed acting Chief Financial Officer effective July 4, 2008. Mr. Allen has served as Vice President, Treasurer and Assistant Secretary of the Company since December 2004 and as Vice President of Finance and Information Systems and Assistant Secretary of the Company from 2003 to December 2004. Mr. Allen served as Vice President, Controller and Assistant Secretary of the Company from 1997 to 2003. The full text of the press release is set forth in Exhibit 99 hereto.

Item 9.01	Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description of Exhibit
99	Press Release issued May 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2008	Sypris Solutions, Inc.

	By:	/s/ John R. McGeeney ______________________________
John R. McGeeney
General Counsel and Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99	Press Release issued May 29, 2008.